SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.)

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FIDELITY D & D BANCORP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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April 2, 2004

Dear Fellow Shareholders of Fidelity D & D Bancorp, Inc.:

        On behalf of the Board of Directors, we are pleased to invite you to attend our Annual Meeting of Shareholders of Fidelity D & D Bancorp, Inc. to be held on Tuesday, May 4, 2004 at 3:00 p.m., Eastern Daylight Time, at the main office of Fidelity D & D Bancorp, Inc., at Blakely and Drinker Streets, Dunmore, Pennsylvania, 18512. At the annual meeting, you will have the opportunity to ask questions and to make comments. Enclosed are your notice of meeting, proxy statement, proxy card and the Company’s 2003 Annual Report to Shareholders.

        The principal business of the meeting is to elect two Class C Directors, ratify the selection of independent certified public accountants and to transact any other business that is properly presented at the annual meeting. The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon in more detail.

        We are delighted you have chosen to invest in the Company. We look forward to you joining us. If not, we hope that you will vote as soon as possible by completing, signing and returning the enclosed proxy in the envelope provided. The prompt return of your proxy will save the Company expenses involved in further communications. Your vote is important. Voting by written proxy will ensure your representation at the annual meeting, if you do not attend in person.

We look forward to seeing you on May 4, 2004.

Sincerely,

Michael F. Marranca
Chairman of the Board

FIDELITY D & D BANCORP, INC.

Blakely and Drinker Streets
Dunmore, Pennsylvania 18512
(570) 342-8281

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 4, 2004

The Board of Directors is distributing this proxy statement to shareholders on or about April 2, 2004

OTC Bulletin Board trading symbol: FDBC

www.the-fidelity.com

TABLE OF CONTENTS

PAGE

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS	1

PROXY STATEMENT	2

PROXY AND VOTING PROCEDURES	2

GOVERNANCE OF THE COMPANY	4

ELECTION OF DIRECTORS (PROPOSAL NO. 1)	7

BOARD OF DIRECTORS AND MANAGEMENT	8

REPORT OF THE AUDIT COMMITTEE	11

BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK BY

PRINCIPAL SHAREHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS	13

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	15

CERTAIN BUSINESS RELATIONSHIPS AND TRANSACTIONS WITH MANAGEMENT	15

EXECUTIVE COMPENSATION	16

HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT ON

EXECUTIVE COMPENSATION	19

SHAREHOLDER PERFORMANCE GRAPH	21

RATIFICATION OF SELECTION OF INDEPENDENT CERTIFIED PUBLIC

ACCOUNTANTS (PROPOSAL NO. 2)	22

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING	23

ADDITIONAL INFORMATION	23

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 4, 2004

TO THE SHAREHOLDERS OF FIDELITY D & D BANCORP, INC.:

        NOTICE IS HEREBY GIVEN that Fidelity D & D Bancorp, Inc. will hold its Annual Meeting of Shareholders on Tuesday, May 4, 2004 at 3:00 p.m., Eastern Daylight Time, at the main office of Fidelity D & D Bancorp, Inc., at Blakely and Drinker Streets, Dunmore, Pennsylvania, 18512, to consider and vote upon the following proposals:

(1)	Election of two Class C Directors to serve for a three-year term and until their successors are properly elected and qualified;
(2)	To ratify the selection of Parente Randolph, PC as the Company's independent certified public accountants for the year ending December 31, 2004; and
(3)	The transaction of any other business properly before the annual meeting and any adjournment or postponement of the meeting.

Shareholders, as of the close of business on March 12, 2004, are entitled to notice of the meeting and may vote at the annual meeting, either in person or by proxy.

        Management welcomes your attendance at the annual meeting. Whether or not you expect to attend the annual meeting in person, we ask you to complete, sign, date and promptly return the enclosed proxy in the accompanying postage-paid envelope. The prompt return of your proxy will save expenses involved in further communications. Even if you return a proxy, you may vote in person if you give written notice to the Assistant Secretary of the Company and attend the annual meeting. Promptly returning your completed proxy will ensure that your shares are voted in accordance with your wishes and will guarantee the presence of a quorum.

The Board of Directors is distributing this proxy statement, form of proxy, and Fidelity D & D Bancorp, Inc.‘s 2003 Annual Report on or about April 2, 2004.

By Order of the Board of Directors,

Samuel C. Cali.
Assistant Secretary

Dunmore, Pennsylvania April 2, 2004

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD.

PROXY STATEMENT

Date, Time and Place of the Annual Meeting

        Fidelity D & D Bancorp, Inc. (the “Company”) is furnishing this proxy statement in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of the Company. The annual meeting will be held at the main office of Fidelity D & D Bancorp, Inc., Blakely and Drinker Streets, Dunmore, Pennsylvania, 18512, on Tuesday, May 4, 2004 at 3:00 p.m., Eastern Daylight Time. The telephone number for the Company is (570) 342-8281. Please direct all inquiries to Salvatore R. DeFrancesco, Jr., Treasurer of the Company.

Description of the Company

        Fidelity D & D Bancorp, Inc., a Pennsylvania corporation and registered bank holding company, was organized in 1999 and became the holding company for The Fidelity Deposit and Discount Bank (the “Bank”) on June 30, 2000. The Bank, its wholly-owned, sole subsidiary, was established in 1902 as a commercial banking institution under the laws of Pennsylvania. In 1997, the Bank acquired trust powers. The Bank offers a full range of traditional banking and trust services and alternative financial products.

        The Board of Directors encloses a copy of the annual report for the fiscal year ended December 31, 2003, with this proxy statement. You may obtain additional copies of the Company’s annual report for the 2003 fiscal year at no cost by contacting Salvatore R. DeFrancesco, Treasurer, Fidelity D & D Bancorp, Inc., Blakely and Drinker Streets, Dunmore, Pennsylvania 18512, telephone (570) 342-8281.

        We have not authorized anyone to provide you with information. You should rely only on the information contained in this document or on documents to which we refer you. Although we believe we have provided you with all the information you will need to make your decision to vote, events may occur at Fidelity D & D Bancorp, Inc. subsequent to printing this proxy statement that might affect your decision or value of your stock.

PROXY AND VOTING PROCEDURES

Solicitation and Voting of Proxies

        The Board of Directors is sending this proxy statement and proxy to shareholders on or about April 2, 2004. The Board of Directors of Fidelity D & D Bancorp, Inc. solicits this proxy for use at the 2004 Annual Meeting of Shareholders of Fidelity D & D Bancorp, Inc. The directors, officers and other employees of the Company or the Bank may solicit proxies in person or by telephone, facsimile, or other electronic means, but only for use at the 2004 Annual Meeting. The Company will pay the cost of preparing, assembling, printing, mailing and soliciting proxies and any additional material that the Company sends to shareholders. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the owners of stock held by these persons. The Company will reimburse these persons for their reasonable forwarding expenses.

        Only shareholders of record as of the close of business on Friday, March 12, 2004, the voting record date, may vote at the annual meeting. On all matters to come before the annual meeting, shareholders may cast one vote for each share held. Cumulative voting rights do not exist with respect to the election of directors.

        By properly completing a proxy, the shareholder appoints the proxy holders named on the proxy to vote his or her shares as specified on the proxy. Any signed proxy not specifying to the contrary will be voted FOR:

  Election of Brian J. Cali and Patrick J. Dempsey as Class C Directors of the Company for terms expiring in 2007; and
  Ratification of the selection of Parente Randolph, PC as the Company's independent certified public accountants for the year ending December 31, 2004.

        If a shareholder is a participant in the Fidelity D & D Bancorp, Inc. Dividend Reinvestment Plan, the enclosed proxy will also serve as a proxy for the shares held in the plan. The Register and Transfer Company, as the administrator of the plan, will not provide plan participants with separate proxies covering the shares held in the Dividend Reinvestment Plan. Each holder of common stock is entitled to one vote, in person or by proxy, for each whole share of common stock held as of the record date. If your proxy is signed but does not indicate your voting preferences, the proxy holders will vote your shares in favor of the proposals and for all nominees. If you do not return a proxy, your shares will not be voted.

Quorum and Vote For Approval

        The Company’s Articles of Incorporation authorize the issuance of up to 10,000,000 shares of common stock. At the close of business on March 12, 2004, the Company had issued and outstanding 1,828,266 shares of common stock, without par value. The Company’s Articles of Incorporation also authorize the issuance of up to 5,000,000 shares of preferred stock. The Company has not issued any preferred stock.

        To hold the annual meeting, a “quorum” of shareholders must be present. Under Pennsylvania law and the bylaws of the Company, the presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum for the particular matter. The Company will not count broker non-votes in determining the presence of a quorum. A broker non-vote occurs when a broker nominee, holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner. Those shareholders present, in person or by proxy, may adjourn the meeting to another time and place if a quorum is lacking.

        Assuming the presence of a quorum, the nominees in each class of directors receiving the highest number of votes, cast by shareholders entitled to vote for the election of directors, shall be elected. Votes withheld from a nominee and broker non-votes will not be cast for a nominee. The Company’s Articles of Incorporation do not permit cumulative voting in the election of directors.

Revocability of Proxy
Shareholders who sign and return proxies to the Company may revoke them at any time before they are voted by:

Delivering written notice of revocation to Samuel C. Cali, Assistant Secretary of Fidelity D & D Bancorp, Inc., at Blakely and Drinker Streets, Dunmore, Pennsylvania 18512;

  Delivering a properly executed proxy bearing a later date to Samuel C. Cali, Assistant Secretary of Fidelity D & D Bancorp, Inc., at Blakely and Drinker Streets, Dunmore, Pennsylvania 18512; or

  Attending the meeting and voting in person, after giving written notice to Samuel C. Cali, Assistant Secretary of the Company.

You have the right to vote and, if desired, to revoke your proxy any time before the annual meeting. Should you have any questions, please call Samuel C. Cali, Assistant Secretary, at (570) 342-8281.

Methods of Voting

Voting by Proxy
Mark your selections. Date your proxy and sign your name exactly as it appears on your proxy. Mail in the enclosed, postage-paid envelope.
Voting in Person
Attend the annual meeting and show proof of eligibility to vote. Obtain a ballot. Mark your selections. Date your ballot and sign your name exactly as it appears in the transfer books of the Company.

GOVERNANCE OF THE COMPANY

        Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices which the Board and senior management believe promote this purpose, are sound and represent best practices. We continually review these governance practices, Pennsylvania law (the state in which we are incorporated), the rules and listing standards of Nasdaq, and SEC regulations, as well as best practices suggested by recognized governance authorities.

        Currently, our Board of Directors has 10 members. Under the Nasdaq standards for independence, Samuel C. Cali, Michael J. McDonald, David L. Tressler, Sr., Patrick J. Dempsey, John F. Glinsky and Mary E. McDonald, meet the standards forindependence. This constitutes more than a majority of our Board of Directors. Only independent directors serve on our Audit Committee.

Meetings and Committees of the Board of Directors

        During 2003, the Company’s Board of Directors maintained three standing committees, and the Bank’s Board of Directors maintained eight standing committees. The Board of Directors of the Company has a standing Executive Committee, Audit Committee and Employee Stock Incentive Committee. In addition, the full Board of Directors of the Company performs the functions of a Nominating Committee. The Board of Directors of the Bank has an Asset/Liability Committee, Audit and Compliance Committee, Credit Administration Committee, Executive Committee, Human Resource and Compensation Committee, Loan Application Committee, Trust/401(k)/Investment Committee, and a Building Committee. Michael F. Marranca, Chairman of the Board for both the Company and Bank, served as the Chairman of all committees with the exceptions of the Employee Stock Incentive Committee, chaired by Patrick J. Dempsey and the Audit Committee, which was chaired by Paul A. Barrett until December 31, 2003. Beginning in 2004, Michael J. McDonald became Chairman of the Audit Committee.

        Executive Committee. Members of the Executive Committee, during 2003, were Michael F. Marranca, Chairman, Patrick J. Dempsey, Michael J. McDonald, and Brian J. Cali. The principal duties of the Executive Committee are to act on behalf of the Board between meetings to take action on loan approvals, and to evaluate governance issues and strategic plans. The Committee did not meet in 2003.

        Audit Committee. Members of the Audit Committee, during 2003, were Paul A. Barrett, Chairman, Samuel C. Cali, Michael J. McDonald, David L. Tressler, Sr., and John T. Cognetti. The Board of Directors has determined that David L. Tressler, Sr. is an “audit committee financial expert” and “independent” as defined under applicable SEC and Nasdaq rules. The principal duties of the Audit Committee, as set forth in its charter,which is attached to this proxy statement and available on our website, include reviewing significant audit and accounting principles, policies and practices, reviewing performance of internal auditing procedures, reviewing reports of examination received from regulatory authorities and recommending annually, to the Board of Directors, the engagement of an independent certified public accountant. The Audit Committee met 18 times during 2003.

        Employee Stock Incentive Committee. Members of the Employee Stock Incentive Committee, during 2003, were Patrick J. Dempsey, Chairman, Samuel C. Cali, John T. Cognetti and Michael J. McDonald. This committee determines which key employees are eligible for participation in the Company’s Incentive Stock Option Plan. This committee also administers the Company’s Employee Stock Purchase Plan. The Committee did not meet in 2003.

        Nominating Committee. The entire Board of Directors, each of whom is a non-employee director, except for Michael F. Marranca, Chairman, performs the functions of a Nominating Committee. The principal duties of a Nominating Committee include developing and recommending the criteria for selecting qualified director candidates, identifying individuals qualified to become Board members, evaluating and selecting or recommending, director nominees for each election of directors, considering committee member qualifications, appointment and removal, recommending codes of conduct and codes of ethics applicable to the Company and providing oversight in the evaluation of the Board and each committee. The Nominating Committee has no formal process for considering director candidates recommended by shareholders, but its policy is to give due consideration to any and all such candidates. If a shareholder wishes to recommend a director candidate, the shareholder should mail the information regarding the candidate as required by bylaw provision 9.1 to the Secretary of the Company at the Company’s offices at Blakely and Drinker Streets, Dunmore, PA.

        Human Resource and Compensation Committee. Members of the Bank’s Compensation Committee, during 2003, were Michael F. Marranca, Chairman, Patrick J. Dempsey, Samuel C. Cali, David L. Tressler, Sr. and Mary E. McDonald. The principal duties of the Human Resource and Compensation Committee include the establishment of policies dealing with various compensation plans for the Company. In addition, the committee makes recommendations to the Board with respect to compensation paid to senior executives. The Human Resource and Compensation Committee met one time during 2003.

Composition Table of the Company and Bank Committees

	EXEC.	AUDIT*	EMP STOCK INCENT.	NOM*	ALCO	CREDIT ADM.	HR COMP.	LOAN	TRUST/ 401K INVEST.	BUILD.

Paul A. Barrett		X		X	X			X	X

Samuel C. Cali	X	X	X	X	X		X	X	X

Brian J. Cali				X		X		X		X

John T. Cognetti		X	X	X		X		X		X

Patrick J. Dempsey	X		X	X	X		X	X	X

John F. Glinsky, Jr				X		X		X

Michael F. Marranca	X			X	X	X	X	X	X	X

Mary E. McDonald				X	X		X	X	X

Michael J. McDonald	X	X	X	X		X		X

David L. Tressler, Sr		X		X			X	X		X

Joseph J. Earyes	X			X	X	X	X	X	X	X

Meetings held in 2003	0	18	0	1	4	4	1	26	4	1

*Committee jointly serves both the Company and Bank.

        The Board of Directors of the Company met 26 times during 2003. There were a total of 59 meetings of the various committees of the Board of Directors in 2003. All directors attended at least 75% or more of the meetings of the Board of Directors and of the various committees on which they served. All of our Directors attended the 2003 Annual Meeting of Shareholders and we expect that they will attend the 2004 meeting.

Shareholder Communications

        The Board of Directors does not have a formal process for shareholders to send communications to the Board. Due to the infrequency of shareholder communications to the Board of Directors, the Board does not believe that a formal process is necessary. Written communications received by the Company from shareholders are shared with the full Board no later than the next regularly scheduled Board meeting.

Nomination of Directors

        Under the Company’s by-laws, nominations for director may be made by the Board of Directors or by a shareholder of record entitled to vote. In order for a shareholder to make a nomination, the shareholder must provide a notice along with the additional information and materials required by the by-laws to our corporate Secretary not less than 60 days prior to the date of any meeting of shareholders called for the election of directors. For our annual meeting in the year 2005, we must receive this notice on or before March 3, 2005. You can obtain a copy of the full text of the by-law provision by writing to Samuel C. Cali, Assistant Secretary, Blakely and Drinker Streets, Dunmore, PA. A copy of our by-laws has been filed with the Securities and Exchange Commission as an exhibit to Registrant’s Registration Statement No. 333-90273 on Form S-4, filed with the SEC on November 3, 1999 and as amended on April 6, 2000.

Submission of Shareholder Proposals

        Any shareholder who, in accordance with the proxy rules of the SEC, wishes to submit a proposal for inclusion in the Company’s proxy statement for its 2005 Annual Meeting of Shareholders must deliver such proposal in writing to the Secretary of Fidelity D &D Bancorp, Inc. at its principal executive office, Blakely and Drinker Streets, Dunmore, Pennsylvania 18512, not later than December 1, 2004.

        A shareholder may also nominate directors or have other business brought before the 2005 Annual Meeting by submitting the nomination or proposal to the corporate Secretary, in accordance with our by-laws. The nomination or proposal must be delivered to our executive offices at Blakely and Drinker Streets, Dunmore, PA, to the attention of our corporate Secretary. We are not required to include any nomination received after March 3, 2005 or proposal received after December 1, 2004 in our proxy materials for the 2005 annual meeting. In addition, for those proposals, other than nominations, that will not be included in the 2005 proxy statement, the Company must receive notice of shareholder proposal by March 3, 2005. For proposals received after that date, the proxy holders may vote on the proposal at their discretion.

        In addition, even if a proposal is not submitted by the above deadline for inclusion in the proxy statement, shareholders should still submit any proposal after that date. The proxy holders may vote against the proposal at their discretion. However, the deadline for submitting nominations for directors is 60 days prior to the 2005 Annual Meeting. See “Nomination of Directors” above.

Employee Code of Ethics

        Since 1993, the Bank has had a Code of Ethics. As required by law and regulation, the Board of Directors amended the Code of Ethics as of March 16, 2004, so that our Code of Ethics is applicable to both the Company’s and the Bank’s directors, officers and employees.

        The Code of Ethics encourages individuals to report any conduct that they believe in good faith to be an actual or apparent violation of the code of ethics. The Board periodically receives reports on our compliance program. The Code of Ethics is posted on our website atwww.the-fidelity.com. We have also filed a copy of the Code of Ethics with the SEC as Exhibit 14 to our December 31, 2003 Annual Report on Form 10-K.

ELECTION OF DIRECTORS (PROPOSAL NO. 1)

Qualification and Nomination of Directors

        The Company’s by-laws provide that the Board of Directors consist of at least three directors and be classified into three classes. Each class is elected for a term of three years. Accordingly, the terms of the classes expire at successive annual meetings. The Board may fix the number of directors and their respective classifications within the foregoing limits. A majority of the Board may also fill vacancies on the Board, and the person appointed to fill the vacancy serves, until the expiration of the term of office of the class of directors to which he or she was appointed.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO ELECT THE TWO NOMINEES LISTED BELOW AS CLASS C DIRECTORS OF THE COMPANY.

        Currently, Class A consists of four directors, Class B consists of three directors, and Class C consists of three directors. Shareholders will elect two Class C directors at the annual meeting to serve for a three year term that expires at the Company’s annual meeting in the year 2007.

        The proxy holders will vote the proxies for the election of each of the nominees named below, unless you indicate that your vote should be withheld from any or all of them. Each nominee elected as a director will continue in office until his or her successor has been duly elected and qualified, or until his or her death, resignation or retirement.

The Board of Directors is proposing the following nominees for election as Class C Directors at the annual meeting:
Brian J. Cali Patrick J. Dempsey

The Board of Directors recommends a vote FOR the election of the above named nominees for directors.

BOARD OF DIRECTORS AND MANAGEMENT

Information as to Directors and Nominees

        The following biographies contain selected information with respect to the directors of the Company. The information includes each person’s age as of March 12, 2004, and principal occupation for at least the past five years.

Current Class A Directors (to serve until 2006)

Paul A. Barrett, Esquire

        Mr. Barrett, age 71, has been a Director of the Company since 1999. Mr. Barrett has served as a member of the Bank’s Board of Directors since 1988. Mr. Barrett is a principal shareholder with the law firm of O’Malley, Harris, Durkin and Perry, P.C., in Scranton, Pennsylvania.

John T. Cognetti

        Mr. Cognetti, age 54, has been a Director of the Company since 1999. He has served as a member of the Bank’s Board of Directors since 1988. Mr. Cognetti is President of The Hinerfeld Realty Co., in Scranton, Pennsylvania.

Michael J. McDonald, Esquire

        Mr. McDonald, age 49, has been a Director of the Company since 1999. Mr. McDonald has served as a member of the Bank’s Board of Directors since 1994. He is a partner with the law firm of Foley, McLane, Foley, McDonald and MacGregor, in Scranton, Pennsylvania.

Retiring Class A Director

John F. Glinsky, Jr.

        Mr. Glinsky, age 73, will retire as a Director and Officer of the Company and Bank immediately following the adjournment of the 2004 Annual Meeting of Shareholders. Mr. Glinsky has been a Director and Secretary of the Company’s Board of Directors since 1999. He also served as a member of the Bank’s Board of Directors since 1972. He has served as Secretary of the Board of Directors of the Bank since August 1981. Mr. Glinsky is the proprietor and Funeral Director of John F. Glinsky Funeral Home, in Throop, Pennsylvania.

Current Class B Directors (to serve until 2005)

Samuel C. Cali

        Mr. Cali, age 87, has been a Director of the Company since 1999. Mr. Cali currently serves as the Company’s Assistant Secretary. Mr. Cali previously served as Chairman of the Board of Directors of the Company from 1999 to October of 2001. He has been a Director of the Bank since 1958 and served as Chairman of the Bank’s Board of Directors from June 1986 to October 2001. Mr. Cali is the retired proprietor of S.C. Cali Agency, an insurance agency located in Dunmore, Pennsylvania.

Mary E. McDonald
Mrs. McDonald, age 70, has been a Director of the Company since 2000. She has been a member of the Bank’s Board of Directors since 2000. Mrs. McDonald is a retired educator.

David L. Tressler, Sr.

        Mr. Tressler, age 67, has been a Director of the Company since 1999. Mr. Tressler has been a member of the Bank’s Board of Directors since 1998. He is a consultant for The Quandel Group, Inc., in Scranton, Pennsylvania.

Current Class C Directors (to serve until 2004) and Nominees (to serve until 2007, if re-elected)

Brian J. Cali, Esquire

        Mr. Cali, age 51, has been a Director of the Company since February of 2001. Mr. Cali has served as a member of the Bank’s Board of Directors since February of 2001. He is a self-employed attorney practicing in Dunmore, Pennsylvania.

Patrick J. Dempsey

        Mr. Dempsey, age 70, has been a Director of the Company since 1999. Mr. Dempsey has also served as a member of the Bank’s Board of Directors since 1985. He is the Chief Executive Officer of Dempsey Uniform & Linen Supply, Inc., in Dunmore, Pennsylvania.

Retiring Class C Director

Michael F. Marranca

        Mr. Marranca, age 71, will retire as a Director and Chairman of the Board of the Company and Bank immediately following the adjournment of the 2004 Annual Meeting of Shareholders. Mr. Marranca has been a Director of the Company since 1999. Mr. Marranca was appointed Chairman of the Company’s Board of Directors in October of 2001. He served as the Company’s President from 1999 through January 21, 2004. He also served as the Company’s CEO from 1999 through April of 2001. Mr. Marranca has served as a member of the Bank’s Board of Directors since 1976. He has been employed by the Bank since 1967. Mr. Marranca was appointed Chairman of the Bank’s Board of Directors in October of 2001. Mr. Marranca served as the Bank’s President from 1988 through May 7, 2002 and served as the Bank’s CEO from 1988 through April of 2001.

Family Relationships
Director Mary E. McDonald is the aunt of Director Michael J. McDonald. Director Brian J. Cali is the son of Samuel C. Cali, Chairman Emeritus.

Compensation of Directors

        Directors receive no remuneration for attendance at the Company’s Board of Directors meetings. However, the Bank pays each non-employee member of its Board a regular quarterly fee. During 2003, the Bank paid a quarterly retainer of $7,000 to each non-employee Bank director for his or her services. The Bank does not compensate employee directors for attendance at Board of Directors meetings or committee meetings. Directors must attend at least two out of three meetings per month from regularly scheduled Board or committee meetings. In the aggregate, the Bank paid its directors $252,000 for all services rendered in 2003.

        In addition, under the 2000 Independent Directors Stock Option Plan, non-employee directors of the Company were eligible to receive stock option awards during 2003. However, no options were granted to its non-employee directors in 2003.

Executive Officers of the Company

        Joseph J. Earyes, CPA, 47, served as Executive Vice President and Chief Executive Officer of the Company from April 2001 to January 2, 2004. Mr. Earyes served as President and Chief Executive Officer of the Bank from May 7, 2002 to January 2, 2004, when he resigned as an Officer of the Company and the Bank.

        Daniel J. Santaniello, 38, has served as Interim Chief Executive Officer of the Company since January 2004. Mr. Santaniello has been employed by the Bank since July 2001 and serves as Executive Vice President and Chief Operating Officer.

        Salvatore R. DeFrancesco, Jr., CPA, 34, has served as Treasurer of the Company since 2003. Mr. DeFrancesco has been employed by the Bank since January 2003 and serves as Executive Vice President and Chief Financial Officer.

Executive Officers of the Bank

        Daniel J. Santaniello, 38, has been Executive Vice President and Chief Operating Officer of the Bank since July of 2001 and currently serves as Interim Chief Executive Officer. Prior to July 2001, Mr. Santaniello was Senior Vice President of Retail Sales and Administration at Pennstar Bank, in Scranton, Pennsylvania and has had previous operational experience in a mid-size community bank.

        Salvatore R. DeFrancesco, Jr., CPA, 34, has been Executive Vice President and Chief Financial Officer of the Bank since January 13, 2003. Prior to that date, Mr. DeFrancesco was Treasurer and Chief Financial Officer of Landmark Community Bank, in Pittston, Pennsylvania and has had previous financial experience in a mid-size community bank as well as public accounting experience.

        Eugene J. Walsh, 39, has been Executive Vice President and Senior Loan Officer of the Bank since November 19, 2003. Mr. Walsh joined the Bank in October of 2001 and served as Vice President and Chief Credit Officer as well as Credit Administration Officer of the Bank.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors is comprised of directors who meet the Nasdaq standards for independence. The Audit Committee operates under a written charter adopted by the Board of Directors, which was reviewed and revised in March 2004 and which is attached to this proxy statement as Appendix A.

        The Audit Committee met with management periodically during the year to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with the Company’s independent accountants and with appropriate Company financial personnel and internal auditors. The Audit Committee also discussed with the Company’s senior management and independent accountants the process used for certifications by the Company’s Chief Executive Officer and Chief Financial Officer which are required for certain of the Company’s filings with the Securities and Exchange Commission.

        The Audit Committee met privately at its regular meeting with both the independent accountants and the internal auditors, as well as with the Chief Financial Officer, Chief Operating Officer and the Chief Executive Officer on a number of occasions, each of whom has unrestricted access to the Audit Committee.

        During the fourth quarter of 2003, the Audit Committee decided to outsource the internal audit function to a local certified public accounting firm. The main responsibility of this firm was to complete the thirty-six internal audits, necessary to complete the internal audit schedule by year end to meet the monitoring component of the Internal Control –Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Other responsibilities included the direct supervision the Company’s internal audit personnel and identifying, re-testing and reporting all material findings to the Audit Committee.

        The commitment of the Audit Committee, internal audit, and management, resulted in the completion of the scheduled internal audits. Management, in response to findings, had taken corrective action and internal audit re-testing was performed as required. The combined efforts were successful in meeting the internal control components of risk assessment and monitoring required by year end. The internal audit outsource arrangement, rigorous schedule and the commitment to maintain an effective system of internal controls, required under regulation, caused the Audit Committee to meet 18 times in 2003, more specifically 11 times during the fourth quarter.

The Audit Committee appointed Parente Randolph, PC as the independent accountants for the Company after reviewing the firm’s performance and independence from management.
Management has primary responsibility for the Company’s consolidated financial statements and the overall reporting process, including the Company’s system of internal controls.

        The independent accountants audited the annual consolidated financial statements prepared by management, expressed an opinion as to whether those consolidated financial statements fairly present the consolidated financial position, results of operations and cash flows of the Company in conformity with accounting principles, generally accepted in the United States of America and discussed with the Audit Committee any issues they believed should have been raised with the Audit Committee.

        The Audit Committee reviewed with management and Parente Randolph, PC the Company’s audited consolidated financial statements and met separately with both management and Parente Randolph, PC to discuss and review those consolidated financial statements and reports prior to issuance. Management has represented, and Parente Randolph PC has confirmed, to the Audit Committee, that the consolidated financial statements were prepared in accordance with accounting principles, generally accepted in the United States of America.

        The Audit Committee received from and discussed with Parente Randolph, PC the written disclosure and the letter required by Independence Standards Board Standard No. 1. (Independence Discussions with Audit Committees). These items relate to that firm’s independence from the Company. The Audit Committee also discussed with Parente Randolph, PC matters required to be discussed by the Statement on Auditing Standards No. 61. (Communication with Audit Committees) of the Auditing Standards Board of the American Institute of Certified Public Accountants to the extent applicable. The Audit Committee implemented a procedure to monitor auditor independence, reviewed audit and non-audit services performed by Parente Randolph PC and discussed with the auditors their independence.

        In reliance on these reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder ratification, the selection of Parente Randolph, PC, as the Company’s independent accountants for the year ending December 31, 2004.

Members of the Audit Committee

Michael J. McDonald, Chairman
Samuel C. Cali
David L. Tressler, Sr.
Mary E. McDonald

BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON STOCK BY PRINCIPAL SHAREHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

As of March 12, 2004, we know of no shareholder who owned more than 5% of the Company’s outstanding common stock, either on the Company’s records or indirectly as a “beneficial” owner.

The following table provides information, as of March 12, 2004, with respect to the following beneficial owners of the Company’s common stock:
Each Director of the Company All Company executive officers and directors as a group.

We determined beneficial ownership by applying the General Rules and Regulations of the SEC, which state that a person may be credited with the ownership of common stock:
  Owned by or for the person’s spouse, minor children or any other relative sharing the person’s home;
  Of which the person shares voting power, which includes the power to vote or to direct the voting of the stock; and
  Of which the person has investment power, which includes the power to dispose or direct the disposition of the stock.

        Also, a person who has the right to acquire shares within 60 days after March 12, 2004, will be considered to own the shares. As of March 12, 2004 the number of common stock issued and outstanding was approximately 1,828,266. The calculation of percentages is based upon this number, plus 24,700 shares of common stock subject to exercisable options for a total of 1,852,966 shares.

Name of Individual and Position with Company	Amount and Nature of Beneficial Ownership of Company's Common Stock(1)	Percentage of Company's Common Stock Beneficially Owned
Paul A. Barrett	38,518(2)	2.08%
Director
Samuel C. Cali	55,800(3)	3.01%
Assistant Secretary, Chairman
Emeritus and Director
Brain J. Cali	60,004(4)	3.24%
Director and Nominee
John T. Cognetti	8,984(5)	*
Director
Patrick J. Dempsey	38,007(6)	2.05%
Vice Chairman of the Board,
Director and Nominee
John F. Glinsky, Jr	36,305(7)	1.96%
Secretary and Director
Michael F. Marranca	52,051(8)	2.81%
Chairman of the Board and Director

Name of Individual and Position with Company	Amount and Nature of Beneficial Ownership of Company's Common Stock(1)	Percentage of Company's Common Stock Beneficially Owned
Mary E. McDonald	78,977	4.26%
Director
Michael J. McDonald	56,219	3.03%
Director
David L. Tressler, Sr	9,918	*
Director

All Officers and Directors as a Group (10	435,717	23.51%
Directors, 2 Officers, 12 persons in total)

*	Represents beneficial ownership of less than 1% of the Company's common stock.
(1)	Information furnished by the directors and the Company.
(2)	Figure includes 976 shares held solely by Mr. Barrett, 9,639 shares held solely for Mr. Barrett in an IRA, 2,005 shares held jointly by Mr. Barrett and his spouse, 2,202 shares held by Mr. Barrett's spouse, 21,696 shares held as Trustee and co-owner of the Estate of Mildred Barrett, and 2,000 exercisable options.
(3)	Figure includes 48,700 shares held in the S.C. Cali Revocable Trust, 300 shares held jointly Mr. Cali and his spouse, 4,800 shares held in Jane Cali's Revocable Trust, and 2,000 exercisable stock options.
(4)	Figure includes 45,782 shares held solely by Mr. Cali, 6,414 held for Mr. Cali in a self-employed retirement trust, 3,608 shares held jointly by Mr. Cali and his children, 3,700 shares held by Mr. Cali's children and 500 exercisable stock options.
(5)	Figure includes 200 shares held solely for Mr. Cognetti in an IRA, 3,419 shares held jointly by Mr. Cognetti and his spouse, 1,273 shares held by Mr. Cognetti's spouse, 2,092 shares held by Mr. Cognetti's spouse and children, and 2,000 exercisable stock options.
(6)	Figure includes 4,000 shares held solely by Mr. Dempsey, 21,096 shares held by Mr. Dempsey's spouse, 10,911 shares held by Mr. Dempsey's children, and 2,000 exercisable stock options.
(7)	Figure includes 12,408 shares held solely by Mr. Glinsky, 19,997 shares held jointly by Mr. Glinsky and his spouse, 1,300 shares held jointly by Mr. Glinsky and his children, 480 shares held by Mr. Glinsky's spouse and children, 120 shares held by Mr. Glinsky's spouse and grandchild and 2,000 exercisable stock options.
(8)	Figure includes 16,580 shares held solely by Mr. Marranca, 1,804 shares held solely for Mr. Marranca in an IRA, 28,867 shares held by Mr. Marranca's spouse, 2,000 shares held by Mr. Marranca's spouse and grandchildren and 2,800 exercisable stock options.
(9)	Figure includes 77,977 shares held solely by Mrs. McDonald and 1,000 exercisable stock options.
(10)	Figure includes 43,221 shares held solely by Mr. McDonald, 9,065 shares held by Mr. McDonald's spouse, 866 shares held by Mr. McDonald's spouse and children, 1,067shares held by Mr. McDonald's children, and 2,000 exercisable stock options.
(11)	Figure includes 2,308 shares held solely by Mr. Tressler, 510 shares held jointly by Mr. Tressler and his spouse, 980 shares held in trust for Mr. Tressler's spouse and child, 3,725 shares held jointly for Mr. Tressler in trust with his son, 288 shares held jointly by Mr. Tressler and his daughter, 107 shares held jointly by Mr. Tressler and his grandchildren, and 2,000 exercisable stock options.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 require the Company’s officers and directors, and persons who own more than 10% of the registered class of the Company’s equity securities to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all filed Section 16(a) forms. The Board of Directors knows of no persons who own greater than 10% of the Company’s outstanding common stock.

        Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during the period from January 1, 2003, through December 31, 2003, all officers and directors were in compliance with all filing requirements applicable to them.

CERTAIN BUSINESS RELATIONSHIPS AND TRANSACTIONS WITH MANAGEMENT

        Except as described below, the Company has not entered into and does not intend to enter into any material transactions with any director or executive officer of the Company and/or the Bank or their associates.

        Some of our directors and officers and the companies with which they are associated had banking transactions with the Bank in the ordinary course of its business during 2003, and the Bank expects to continue such banking transactions in the future.

        Total loans outstanding from the Bank at December 31, 2003, to the Company’s/Bank’s officers and directors as a group, members of their immediate families and companies in which they had an ownership interest of 5% or more, amounted to $11,640,773 or approximately 26.50% of the total equity capital of the Bank. The Bank made these loans in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and they did not involve more than the normal risk of collection or present other unfavorable features.

        The largest total amount of indebtedness outstanding during 2003 to the above described group was approximately $13,971,436. The aggregate amount of indebtedness outstanding as of the latest practicable date, February 29, 2004, to the above group was approximately $11,168,337.

        During 2003, the Bank paid, in its ordinary course of business, for legal services performed by the law firm of O’Malley, Harris, Durkin and Perry, P.C., of which Paul A. Barrett is a partner, and by the law firm of Ufberg, Tressler & Sileo, L.L.P., of which James M. Tressler, son of David L. Tressler, Sr., is a partner. Further, in 2003, the Bank paid to Dempsey Uniform & Supply, Inc., of which Patrick J. Dempsey is Chief Executive Officer, for linen services, Hinerfeld Realty Co., of which John T. Cognetti is President, for real estate agency services and Guy Cali and Associates, of which Guy Cali, son of Samuel C. Cali, is owner for photography services and creative projects. All of these products and services were sold or provided according to the customary price or fee schedule of the seller or service provider.

EXECUTIVE COMPENSATION

Summary Compensation Table/Executive Compensation

        The following table provides the annual compensation for services in all capacities to the Company and the Bank for the fiscal years ended December 31, 2003, 2002, and 2001, for those persons who were at
December 31, 2003,

The President and Chief Executive Officer, and The other most highly compensated executive officers of the Company to the extent suchperson’s total annual salary and bonus exceeded $100,000:

Summary Compensation Table

	Annual Compensation			Long Term Compensation

(a)	(b)	(c)	(d)	(e)	Awards (f)	(g)	Payouts (h)	(i)

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation	Restricted Stock Award(s) $	Security Underlying Options/ SARs (#)	LTIP Payouts ($)	All other Compen- sation ($)

Michael F. Marranca,	2003	204,000	--	--	--	--	--	35,386(1)
Chairman and	2002	202,000	15,000	--	--	700	--	34,928(1)
President(5)	2001	202,000	12,000	--	--	700	--	32,971(1)

Joseph J. Earyes,	2003	175,000	--	2,588(2)	--	--	--	26,522(3)
Executive Vice	2002	175,000	30,000(4)	2,588(2)	--	700	--	25,593(3)
President and Chief	2001	100,948	10,000	1,078(2)	--	--	--	8,943(3)
Executive Officer(6)

(1)	Figure includes the Bank's contributions to the 401(k) and profit sharing plan of approximately $12,978, $12,913, and $16,100 on behalf of Mr. Marranca for 2003, 2002, and 2001, respectively. It also includes membership dues of $11,302, $11,698, and $8,397 paid on behalf of Mr. Marranca in 2003, 2002 and 2001, respectively.
(2)	Figure represents the personal use value of a company-owned automobile.
(3)	Figure includes the Bank's contributions to the 401(k) and profit sharing plan of approximately $9,089 and $8,846 in 2003 and 2002 respectively. It also includes membership dues of $5,403 and $5,306 and $2,875 paid on behalf of Mr. Earyes in 2003, 2002 and 2001, respectively.
(4)	$10,000 of this amount was for the additional bonus payout contracted for in 2001.
(5)	Mr. Marranca resigned as an officer of the Company effective January 21, 2004.
(6)	Mr. Earyes resigned as an officer of the Company effective January 2, 2004.

Option Grants and Stock Appreciation Rights in Fiscal Year 2003
There were no options granted to the named executives during 2003.

Exercises of Stock Options in Fiscal Year 2003 and Fiscal Year-End Option Values
The following table sets forth certain information relating to stock options held by the executives named in the "Summary Compensation Table." As noted below, no named executive exercised his stock options in 2003.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-end Option/SAR Values(1)

Name (a)	Shares Acquired on Exercise(#) (b)	Value Realized ($) (c)	Number of Securities Underlying Unexercised Options/ SARS atFY-End(#) Exercisable/ Unexercisable(2) (d)	Value of Unexercised in-the-Money Options/ SARs at FY-End ($) Exercisable/ Unexercisable(3) (e)

Michael F. Marranca,	-	-	2,800 / -	$5,863 / -
Chairman and
President

Joseph J. Earyes,	-	-	700 / -	$- / -
Executive Vice
President and CEO

(1)	A "SAR" is a stock appreciation right. The Company has not granted any SARs.
(2)	Options were granted on January 4, 1999 and January 3, 2000, under the 1998 Stock Incentive Plan, and became exercisable after July 4, 1999 and July 3, 2000, respectively. Options were granted on January 2, 2001 and 2002 under the 2000 Stock Incentive Plan, and became exercisable after July 2, 2001 and 2002, respectively.
(3)	The exercise price for the options granted in: 1999 - $31.00 per share; 2000 - $35.125 per share; 2001 - $36.50 per share; and 2002 - $37.50 per share. The market value of the Company's stock as of December 31, 2003 was $37.00 per share.

Equity Compensation Plan Information

        The following table summarizes our equity compensation plan information as of December 31, 2003. Information is included for both equity compensation plans approved by Fidelity D & D Bancorp, Inc. shareholders and equity compensation plans not approved by Fidelity D & D Bancorp, Inc. shareholders.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares available for future issuance under equity compensation plans (excluding securities reflected in column(a))

	(a)	(b)	(c)

Equity compensation plans
approved by Fidelity D & D
Bancorp, Inc. shareholders:

2000 Independent Director
Stock Option Plan	15,500	$ 35.39	34,500

2000 Stock Incentive Plan	9,200	$ 35.39	40,800

2002 Employee Stock
Purchase Plan	1,635	$ 32.44	97,101

Equity compensation plans not
approved by Fidelity D & D
Bancorp, Inc. shareholders:	-0-	$ 0.00	-0-

Totals	26,335	$ 35.21	172,401

2000 Independent Directors Stock Option Plan

        The Company maintains a director stock option plan that was approved by the shareholders at the 2001 Annual Meeting. The purpose of this plan is to advance the development, growth, and financial condition of the Company by providing an incentive, through participation in the appreciation of the common stock of the Company, in order to secure, retain, and motivate members of the Company’s Board of Directors who are not officers or employees of the Company or the Bank. Pursuant to the plan, each independent director who is a member of the Company’s Board of Directors on the first business day of January is entitled to an annual award of 500 stock options. The purchase price of the option is the fair market value of the Company’s common stock on the date of grant. As of March 12, 2004, 15,500 outstanding options have been granted under this plan.

2000 Stock Incentive Plan

        The Company maintains a stock incentive plan that was approved by the shareholders at the 2001 Annual Meeting. The purpose of this plan is to advance the development, growth, and financial condition of the Company by providing incentives through participation in the appreciation of the common stock of the Company in order to secure, retain, and motivate personnel responsible for the operation and management of the Company and the Bank. As of March 12, 2004, 9,200 outstanding options have been granted to key personnel under this plan.

2002 Employee Stock Purchase Plan

        The Company maintains an employee stock purchase plan that was approved by the shareholders at the 2002 Annual Meeting. The purpose of this plan is to provide Company and Bank employees the opportunity to acquire ownership interests in the Company and to motivate the employees to improve job performance and enhance the financial results of the Company. Under the plan, each eligible employee may purchase a limited number of shares of the Company’s common stock on each January 1 at a purchase price per share equal to 90% of the lower of fair market values of the Company’s common stock on December 31st or January 1st of the pervious year. The subsequent sale or transfer of the purchased shares under the plan is restricted for one year from the purchase date.

Employment Agreement with Joseph J. Earyes

        On January 15, 2002 the Company and the Bank entered into a three-year employment agreement with Mr. Earyes, the Executive Vice President and Chief Executive Officer of the Company. The Company accepted Mr. Earyes’ resignation on January 2, 2004.

HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Human Resources and Compensation Committee has acted, and continues to act as a compensation committee for the Bank and the Company because the Company does not have any employees (Named Executive Officers of the Company are employed and compensated by the Bank).  The Board of Directors of The Fidelity Deposit and Discount Bank governs the Bank. In fulfilling its fiduciary duties, the Board of Directors acts in the best interests of the Bank’s customers and the communities served by the Bank, as well as the Company’s shareholders. To accomplish the strategic goals and objectives of the Bank, the Board of Directors engages competent persons who undertake to accomplish these objectives with integrity and in a cost-effective manner. The compensation of these individuals is part of the Board of Directors’ fulfillment of its duties to accomplish the Bank’s strategic mission.

        The fundamental philosophy of the Bank’s compensation program is to offer competitive compensation opportunities for all employees, based on the individual’s contribution and personal performance. The Human Resources and Compensation Committee, comprised of six the Bank directors, administers the Bank’s compensation program. The committee seeks to establish a fair compensation policy governing executive officers’ base salaries and bonuses and to attract and motivate competent, dedicated, and ambitious managers, whose efforts will enhance the products and services of the Bank, thereby improving profitability, increasing dividends to our shareholders and, subsequently, raising the market value of our shares.

        The committee reviews and approves the top executives’ compensation annually, including the compensation for the Chief Executive Officer. As a guideline for determining base salaries, the committee uses information composed of a Pennsylvania bank peer group in the L. R. Webber Salary Survey, as well as data collected by the Bank from proxy statements and annual reports of Pennsylvania-based banks.

Chief Executive Officer Compensation

        The committee had determined that the former Chief Executive Officer’s 2003 total compensation of approximately $204,110, including salary, bonuses, and benefits, was appropriate in light of the Bank’s performance. This determination included a review of the Bank’s return on assets, return on equity, net income, and asset growth. However, no direct correlation exists between the former Chief Executive Officer’s compensation and any specific performance criteria, or does the committee give any weight to specific individual performance criteria.

Executive Officer Compensation

        The committee establishes the compensation of the Bank’s executive officers including increases in compensation based on its subjective analysis of the individual’s contribution to the Bank’s strategic goals and objectives. In determining whether strategic goals have been achieved, the committee considers, among numerous factors, the Bank’s performance as measured by earnings, revenues, return on assets, return on equity, market share, total assets, and balance of non-performing loans. Although the performance and increases in compensation were measured in light of these factors, no direct correlation exists between any specific criteria and an executive officer’s compensation, or does the committee attribute any specific weight to any criteria in the analysis. After review of all information, including the above, the committee makes a subjective determination.

        In addition to base salary, executive officers of the Bank may participate in the Bank’s 401(k) plan, which is available to all employees, subject to certain conditions. The committee also awards annual bonuses at the end of the year, at its discretion. In addition to base salary, executive officers of the Bank are eligible to receive stock option awards under the Company’s 2000 Stock Incentive Plan. During 2003, there were no stock options awarded.

        General labor market conditions, the specific responsibilities of the individual, and the individual’s contributions to the Bank’s success influence total compensation opportunities available to the employees of the Bank. Employee performance is reviewed annually. The Bank strives to offer compensation that is competitive with that offered by employers of comparable size in our industry. Through these compensation policies, the Bank believes it can meet its strategic goals and objectives for its constituencies and provide compensation that is fair and meaningful to its employees.

The Human Resources/Compensation Committee

Michael F. Marranca, Chairman
Mary E. McDonald
David L. Tressler, Sr.
Patrick J. Dempsey
Samuel C. Cali

Human Resources and Compensation Committee Interlocks and Insider Participation

        Mr. Michael F. Marranca is a member of the Board of Directors of the Company and Bank and of the Human Resources/Compensation Committee. Mr. Marranca neither participates in conducting his own review nor takes part in determining his own compensation.

SHAREHOLDER PERFORMANCE GRAPH

        The following graph and table compare the cumulative total shareholder return on the Company’s common stock against the cumulative total return of the S&P Stock Index, NASDAQ — Total US, the Mid-Atlantic Custom Peer Group and SNL index of greater than $500 million in asset Banks traded on OTC-BB and Pink Sheets for the period of five fiscal years commencing January 1, 1999, and ending December 31, 2003. The graph shows the cumulative investment return to shareholders, based on the assumption that a $100 investment was made on December 31, 1998, in each of the Company’s capital stock, the S&P Stock Index, NASDAQ — Total US, the Mid-Atlantic Custom Peer Group and SNL >$500M OTC-BB and Pink Banks Index. All cumulative total returns are computed assuming the reinvestment of dividends into the applicable securities. The shareholder return shown on the graph and table below is not necessarily indicative of future performance.

	Period Ending
Index	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Fidelity D & D Bancorp, Inc.	100.00	116.37	126.41	129.58	135.16	133.90
S&P 500*	100.00	121.11	110.34	97.32	75.75	97.51
NASDAQ - Total US	100.00	185.95	113.19	89.65	61.67	92.90
Mid-Atlantic Custom Peer Group**	100.00	88.42	79.57	92.99	118.75	160.85
SNL >$500M OTC-BB and Pink Banks	100.00	82.52	71.33	66.90	86.45	120.49

*Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2004. Used with permission. All rights reserved. crsp.com.
**Mid-Atlantic Custom Peer Group consists of Mid-Atlantic commercial banks with assets less than $1.0 billion.

RATIFICATION OF SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS (PROPOSAL NO. 2)

        The Board of Directors has selected Parente Randolph, PC as independent certified public accountants for the audit of the Company’s consolidated financial statements for the year ending December 31, 2004. The Board of Directors of the Company and the Audit Committee believe that Parente Randolph, PC’s knowledge of Fidelity D & D Bancorp, Inc. and The Fidelity Deposit and Discount Bank is invaluable. Parente Randolph, P.C. advised the Company that none of its members has any financial interest in the Company or the Bank. Parente Randolph, P.C. served as the Company’s independent accountants for the 2003 year. They assisted the Company and the Bank with the preparation of their federal and state tax returns and provided assistance in connection with regulatory matters, charging for such services at its customary hourly billing rates. The Company’s and the Bank’s Boards of Directors approved these non-audit services after due consideration of the accountants’ objectivity and after finding them to be wholly independent.

Aggregate fees billed to the Company by Parente Randolph, PC for services rendered are presented below:

	Year Ended December 31,
	2003	2002
Audit fees	$64,293	$104,234
Audit related fees	51,647	8,448
Tax fees	3,670	1,110
All other fees	11,103	2,466

        Audit fees included fees billed for professional services rendered for the audit of annual financial statement and fees billed for the review of consolidated financial statements included in Fidelity D & D Bancorp, Inc.‘sForms 10-Q or services that are normally provided by Parente Randolph, PC in connection with statutory and regulatory filings or engagements.

        Audit related fees included fees billed for assurance and related services by Parente Randolph, PC that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and/or systems of internal control and are not reported under the audit fees section of the table above. These services included expressing an opinion on management’s assertion of maintaining an effective internal control over financial reporting, by obtaining an understanding of the internal control over financial reporting, testing, and evaluating the design and operating effectiveness of the internal control, and performing such other procedures considered necessary.

        Tax fees include fees billed for professional services rendered by Parente Randolph, PC for tax compliance, tax advice, tax planning. These services included the preparation of the Company’s 2002 Consolidated Federal Corporate Income Tax Return, Pennsylvania Corporate Tax Reports and review of the 2003 Bank Share Tax Return.

        All other fees included fees billed for products and services provided by Parente Randolph, PC, other than the services reported under the audit fees, audit related fees, or tax fees sections of the table above. These included time for providing accounting research materials, review of the accounting treatment on the sale of credit card loans with recourse liability, and concluding human resource consulting on creation and revision of job descriptions during the first quarter of 2003.

The Audit Committee has considered whether, and determined that, the provision of the non-audit services is compatible with maintaining Parente Randolph, PC’s independence.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Accountants

        The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent accountants. These services may include audit services, audit related services, tax services, and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent accountants. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent accountant is required to provide detailed back-up documentation at the time of approval.

        In the event that the shareholders do not ratify the selection of Parente Randolph, PC as the independent public accountants for the 2004 fiscal year, the Board of Directors may choose another accounting firm to provide independent public accountant/audit services for the 2004 fiscal year.

Representatives of Parente Randolph, PC will attend the annual meeting and will be available to answer questions.

        The affirmative vote of the majority of the shares of common stock voting at the annual meeting (in person or by proxy) is required to ratify the selection of Parente Randolph, PC as the independent public accountants for 2004.

The Board of Directors recommends a vote FOR the ratification of Parente Randolph, PC, as the independent public accountants.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

        The Board of Directors knows of no matters other than those referred to in the Notice of Annual Meeting of Shareholders that properly may come before the annual meeting. However, if any other matter should be properly presented for consideration and voting at the annual meeting or any adjournments of the meeting, the persons named as proxy holders will vote the proxies in what they determine to be the best interest of the Company on the recommendation of the Board of Directors.

ADDITIONAL INFORMATION

        The Company encloses a copy of the annual report for the fiscal year ended December 31, 2003, with this proxy statement. In addition, upon request, any shareholder may obtain, without charge, a copy of the Company’s annual report on Form 10-K for its fiscal year ended December 31, 2003, including the consolidated financial statements and the schedules thereto, required to be filed with the Securities and Exchange Commission, from Salvatore R. DeFrancesco, Treasurer, Fidelity D & D Bancorp, Inc., Blakely and Drinker Streets, Dunmore, Pennsylvania 18512 or by calling (570) 342-8281.

Appendix A

FIDELITY D & D BANCORP, INC. AUDIT COMMITTEE CHARTER Effective: March 16, 2004

I.          Authorization

The Audit Committee of Fidelity D & D Bancorp, Inc. (the “Company”) is a standing committee of the Board of Directors (“Board”) authorized by the Company’s Bylaws.

II.          Purpose

The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibility relating to (i) the integrity of the Company’s financial statements and financial reporting process and the Company’s systems of internal accounting and financial controls; (ii) the performance of the internal audit function; (iii) the annual independent audit of the Company’s financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence and performance; (iv) the Company’s compliance with legal and regulatory requirements, including the Company’s disclosure controls and procedures; (v) the fulfillment of the other responsibilities set out herein; and (vi) monitor the Company’s compliance with the Code of Conduct. The report of the Audit Committee required by the rules of the Securities and Exchange Commission (“SEC”) shall be included in the Company’s annual proxy statement.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors. In carrying out its oversight responsibilities, as permitted under the Pennsylvania Business Corporation Law of 1988, as amended, the Audit Committee members are entitled to rely in good faith on the expertise, integrity and knowledge of management, the internal and independent auditors and corporate counsel.

III.          Membership and Structure

The Audit Committee shall be comprised of at least three members of the Board, and the members shall meet the independence, experience, and expertise requirements of the NASD’s listing standards and other applicable laws and regulations (including the Sarbanes-Oxley Act of 2002).

All members of the Audit Committee will have a general understanding of finance and accounting practices and each member shall be free of any relationship that, in the opinion of the Board would, under applicable laws and regulations, make the director not independent. The Board will determine if any member is a “financial expert” as defined by the SEC.

IV. Authority

The Audit Committee shall have the sole authority to select, evaluate, appoint, and replace the independent auditors (subject to shareholder ratification) and shall approve in advance all audit engagement fees and terms and all non-audit engagements with the independent auditors. The Audit Committee shall consult with management, but shall not delegate these responsibilities.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting, or other consultants to advise the Audit Committee. The Company shall provide funding, as determined by the Audit Committee, for payment of compensation to the independent auditors and to any advisors employed by the Audit Committee. Any communications between the Audit Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company, and the Audit Committee will take all necessary steps to preserve the privileged nature of those communications.

The Audit Committee may form and delegate authority to subcommittees, comprised of one or more members of the Committee, as necessary or appropriate. Each subcommittee shall have the full power and authority of the Audit Committee.

The Audit Committee may conduct or authorize investigations into any matter, within the Audit Committee’s scope of responsibilities, brought to its attention.

V.          Duties and Responsibilities

The Audit Committee shall have the following duties and responsibilities:

Meetings and Access
  Meet on a regular basis at least four times each year, including at least once each quarter. The Audit Committee may hold special meetings upon the call of the Chair of the Committee. At Committee meetings, a majority of the total members will constitute a quorum.
  Meet separately, periodically, with management, independent auditors, chief audit executives and any other Company Committees that the Audit Committee determines appropriate.
  Minutes shall be kept by a member of the Audit Committee or a person designated by the Audit Committee.
  Regularly report to the Board on the Audit Committee's activities.
  Annually review and evaluate its own performance.
  Review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

Financial Statement and Disclosure Matters
  Review and discuss with management and the independent auditors the annual audited financial statements, including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations," and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.
  Prepare annually a report for inclusion in the Company's proxy statement relating to its annual shareholders meeting. In that report, the Audit Committee will state whether it has: (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as that statement may be modified or supplemented from time to time; (iii) received from the independent auditors written disclosures and the letter required by Independence Standards Board Standard 1, as that standard may be modified or supplemented from time to time, and has discussed with the independent auditors, the independent auditors' independence.
  Review and discuss with management and the independent auditors the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors' reviews of the quarterly financial statements.
  Discuss generally the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies to the extent required by applicable law or listing standards. The Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.
  Receive a disclosure from the Chief Executive Officer and Chief Financial Officer during their certification process for the 10-K and 10-Q's about (i) any significant deficiencies in design or operation of internal controls or material weaknesses therein and (ii) any fraud, whether or not material, involving management or other employees who have a significant role in the Company's internal controls.
  At least annually prior to the filing of the Audit Report with the SEC (and more frequently if appropriate), review and discuss reports from the independent auditors on, among other things, certain:
    Critical accounting policies and practices to be used;
    Alternative treatments of financial information within generally accepted accounting principles;
    Other material written communications between the independent auditors and management, such as any management letter and the Company's response to such letter or schedule of unadjusted differences; and
    Difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, any significant disagreements with management, and communications between the audit team and the audit firm's national office with respect to difficult auditing or accounting issues presented by the engagement.

  Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.
  Review and discuss with management and the independent auditors, at least annually, significant accounting and financial reporting issues, including complex or unusual transactions and judgments concerning significant estimates or significant changes in the Company's selection or application of accounting principles, and recent professional, accounting and regulatory pronouncements and initiatives, and understand their impact on the Company's financial statements.
  Review with management the Audit Committee's evaluation of the Company's internal control structure and procedures for financial reporting and review periodically, but in no event less frequently than quarterly, management's conclusions about the efficacy of such internal controls and procedures, including any significant deficiencies in, or material noncompliance with such controls and procedures.
  Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

Authorization of the Company's Whistleblower's Policy

  Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

Oversight of the Company's Relationship with the Independent Auditors
  The independent auditor shall report directly to the Audit Committee;
  Receive and discuss a report from the independent auditors at least annually regarding:
    The independent auditors' internal quality-control procedures;
    Any material issues raised by the most recent quality-control review, or peer review (if applicable), of the independent auditors, or by any inquiry or investigation by governmental professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditors;
    Any steps taken to deal with any such issues; and
    All relationships between the independent auditors and the Company, in order to assess the independent auditors' independence.
  Approve guidelines for the retention of the independent auditors for any non-audit services and determine procedures for the approval of audit and non-audit services in advance. In accordance with such procedures, the Audit Committee shall approve in advance any audit or non-audit services provided to the Company by the independent auditors, all as required by applicable law or listing standards. Pre-approval authority may be delegated to one or more members of the Audit Committee.

  Review and discuss the scope and plan of the independent audit.
  Evaluate the qualifications, performance and independence of the independent auditors, including whether the provision of non-audit services is compatible with maintaining the auditors' independence, and taking into account the opinions of management and the Company's legal counsel. This shall include a review and discussion of the annual communication as to independence delivered by the independent auditors (Independence Standards Board Standard No. 1 - "Independence Discussions with Audit Committees.") The Audit Committee shall present its conclusions to the Board, and if so determined by the Audit Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditors.
  Recommend to the Board, policies for the Company's hiring of employees or former employees of the independent auditors which guidelines shall meet the requirements of applicable law and listing standards.

Oversight of Audit and Risk Review (“ARR”)

The Audit Committee may contract for internal audit services as necessary to assess the adequacy and effectiveness of internal accounting controls, financial systems or financial statements, and the accuracy of management reporting and compliance with laws, regulations and Company policy. As used in this section, the “lead or coordinating auditor” refers to the Company’s internal auditor or if such services are outsourced, to the auditor of the public accounting firm primarily responsible for the Company’s internal audit functions.

  Review and discuss the appointment and replacement of the lead or coordinating auditor.
  Review and discuss the ARR findings that have been reported to management, management's responses, and the progress of the related corrective action plans.
  Review and evaluate the adequacy of the work performed by the lead or coordinating auditor and ARR, and ensure that ARR is independent and has adequate resources to fulfill its duties, including implementation of the annual audit plan.

Compliance Oversight Responsibilities

  Review periodically with management and the independent auditors any correspondence with, or other action by, regulators or governmental agencies, any material legal affairs of the Company and the Company's compliance with applicable law and listing standards.
  Review and discuss the report of the lead or coordinating auditor regarding the expenses of, the perquisites paid to, and the conflicts of interest, if any, of members of the Company's senior management.

  Review and discuss with management and the independent auditor any correspondence with, or the findings of any examinations by, regulatory agencies, published reports or auditor observations that raise significant issues regarding the Company's financial statements or accounting policies.
  Obtain regular updates from management and Company counsel regarding compliance matters and legal matters that may have a significant impact on the financial statements or the Company's compliance policies.
  Advise the Board with respect to policies and procedures regarding compliance with the Company's Code of Conduct including review of the process for communicating the Code of Conduct to Company personnel and for monitoring compliance.